Exhibit 10.1

WAIVER

This WAIVER (this “Waiver”), dated as of August 14, 2023, is entered into by and among Aclarion, Inc., a Delaware corporation (the “Company”), and the undersigned investor (the “Holder”). Unless otherwise specified herein, capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Note (as defined below).

RECITALS

A. The Company and the Holder are parties to the Securities Purchase Agreement, dated as of May 16, 2023 (as may be amended, modified, restated or supplemented from time to time, the “Securities Purchase Agreement”), pursuant to which the Holder purchased from the Company a Senior Note (the “Note”), with such outstanding principal as of the date hereof as set forth on the signature page of the Holder attached hereto.

B. The Company desires that, effective as of May 16, 2023, the Holder waive, in part, Section 2 of the Note such that any Interest (whether accruing at the Interest Rate or the Default Rate, as applicable) shall be payable in arrears on the Maturity Date (as defined in the Note), unless otherwise redeemed, from time to time, in accordance with the terms of the Note (the “Pre-Maturity Interest Payment Waiver”).

C. Concurrently herewith, the Company has also requested that each other Buyer (the “Other Investors”) enter into waivers in form and substance identical to this Waiver (the “Other Waivers”, and together with this Waiver, the “Waivers”).

TERMS OF AGREEMENT

In consideration of the premises and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Waivers. As of the Effective Time, but effective as of May 16, 2023, the Pre-Maturity Interest Payment Waiver shall occur. For the avoidance of doubt, the parties hereto acknowledge and agree that, after giving effect to the Pre-Maturity Interest Payment Waiver, no Interest Dates shall have occurred under the Note as of the date hereof, no Interest Date shall occur prior to the Maturity Date and no default or Event of Default for failure to pay Interest under the Note exists as of the date hereof.

2. Representations and Warranties.

(a) Company Bring Down. Except as set forth on Schedule 2(a) attached hereto, the Company hereby makes the representations and warranties to the Holder as set forth in Section 3 of the Securities Purchase Agreement (as amended hereby) as if such representations and warranties were made as of the date hereof and as of the Effective Time as set forth in their entirety in this Waiver, mutatis mutandis. Such representations and warranties to the transactions thereunder and the securities issued pursuant thereto are hereby deemed for purposes of this Waiver to be references to the transactions hereunder and the issuance of the securities pursuant hereto, references therein to “Closing Date” being deemed references to the Effective Time, and references to “the date hereof” being deemed references to the date of this Waiver.

(b) Holder Bring Down. The Holder hereby makes the representations and warranties to the Company as set forth in Section 2 of the Securities Purchase Agreement (as amended hereby) as if such representations and warranties were made as of the date hereof and as of the Effective Time as set forth in their entirety in this Waiver, mutatis mutandis. Such representations and warranties to the transactions thereunder and the securities issued pursuant thereto are hereby deemed for purposes of this Waiver to be references to the transactions hereunder and the issuance of the securities pursuant hereto, references therein to “Closing Date” being deemed references to the Effective Time, and references to “the date hereof” being deemed references to the date of this Waiver. Holder has good and valid title to the Note free and clear of any lien, mortgage, security interest, pledge, charge or encumbrance of any kind (other than with respect to a bona fide margin account in the ordinary course of business).

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3. Disclosure of Transaction. The Company shall, on or before 9:30 a.m., New York City Time, on or prior to the first business day after the date of this Waiver, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching this Waiver as exhibits to such filing (excluding schedules, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated hereby or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to issue a press release or make such other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.

4. Fees. The Company shall reimburse Kelley Drye & Warren, LLP (counsel to the lead Holder) in an aggregate non-accountable amount of $5,000 (the “Legal Fee Amount”) for costs and expenses incurred by it in connection with drafting and negotiation of this Waiver. Each party to this Waiver shall bear its own expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated hereby, except as provided in the previous sentence and except that the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, Depository Trust Company fees relating to or arising out of the transactions contemplated hereby.

5. Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees that none of the terms offered to any Person with respect to any amendment, modification, waiver or exchange of any warrant to purchase Common Stock (or other similar instrument), including, without limitation with respect to any consent, release, amendment, settlement, or waiver relating thereto until such date as the Note shall have been paid in full in accordance therewith (each an “Settlement Document”), is or will be more favorable to such Person (other than any reimbursement of legal fees) than those of the Holder and this Waiver. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder promptly following the occurrence thereof and (ii) the terms and conditions of this Waiver shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Waiver shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 5 shall apply similarly and equally to each Settlement Document.

6. Effective Time. Except as otherwise set forth in this Section 6, this Waiver shall be effective (the “Effective Time”) upon the later of (a) the time of due execution and delivery by the Company and the Holder of this Waiver, (b) the time of due execution and delivery by the Company and each other Investor of the Other Waivers, and (c) the time of payment of the Legal Fee Amount to Kelley Drye & Warren LLP.

7. Ratification. Except as otherwise expressly provided herein, the Transaction Documents, are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

8. Miscellaneous. Article 9 of the Securities Purchase Agreement (as amended hereby) is hereby incorporated by reference herein, mutatis mutandis.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Waiver to be duly executed as of the date first written above.

ACLARION, INC.

By:   /s/ Brent Ness

Name: Brent Ness

Title: Chief Executive Officer

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IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Waiver to be duly executed as of the date first written above.

CAVALRY FUND I, LP

By:  /s/ Thomas Walsh

Name: Thomas Walsh
Title: Managing Member

Outstanding Principal Amount of Note

$1,229,350.00

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IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Waiver to be duly executed as of the date first written above.

WVP EMERGING MANAGER ONSHORE

FUND LLC – STRUCTURED SMALL CAP

LENDING SERIES

By:  /s/ Thomas Walsh

Name: Thomas Walsh
Title: Managing Member

Outstanding Principal Amount of Note

$208,150.00

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